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                                 EXHIBIT 99.2

                                 FORM OF PROXY
                   FOR AUBURN ANNUAL MEETING OF SHAREHOLDERS
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                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                              DIRECTORS. The undersigned hereby appoints Messrs.
                              John G. Briner and Harry E. Sands as proxies, with
                              full power of substitution, to represent, vote and
                              act with respect to all shares of common stock of
                              Auburn Bancorp (the "Company") which the
            PROXY             undersigned would be entitled to vote at the
                              meeting of shareholders to be held on _____ __,
                              1996 at 7:30 p.m., at the Company's main office
        AUBURN BANCORP        located at 500 Wall Street, Auburn, California or
                              any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1. Approval of the principal terms of the Agreement and Plan of Reorganization dated as of March 27, 1996 between ValliCorp Holdings, Inc. and Auburn Bancorp ("Merger Agreement") as further described in the proxy statement.

                   [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

2.   Election of nine (9) persons to be directors.

               John G. Briner             Harry E. Sands
               Paul Brocker            Virgil R. Traynor, D.V.M.
               D. Dwight Odom, M.D.       Gary N. Weeks
               Thomas E. Propp            H. Ray Yamasaki
               Donald L. Robinson

     [ ] FOR ALL NOMINEES LISTED ABOVE                [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space below:)

     ___________________________________________________________________________

3. Ratification of the appointment of Perry-Smith & Co. as the Company's independent public accountants for 1996.

                   [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

4. Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.
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                           PLEASE SIGN AND DATE BELOW

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT, "FOR" ELECTION OF ALL THE DIRECTORS NOMINATED AND NAMED IN THE PROXY STATEMENT, AND "FOR" RATIFICATION OF PERRY-SMITH & CO., AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE MATTERS ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

        [ ] I DO         [ ] DO NOT         EXPECT TO ATTEND THE MEETING

                                                  ______________________________
                                                  (Number of Shares)

                                                  ______________________________
                                                  (Please Print Your Name)

                                                  ______________________________
                                                  (Please Print Your Name)

                                                  ______________________________
                                                  (Date)

                                                  ______________________________
                                                  (Signature of Shareholder)

                                                  ______________________________
                                                  (Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF REVOCATION OF THE PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.